UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008
The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 765-4999
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On February 29, 2008, The SCO Group, Inc. (the “Company”) filed its Chapter 11 Reorganization Plan (the “Plan”) and Disclosure Statement with the United States Bankrupcy Court for the District of Delaware, In Re: The SCO Group, Inc, Case No. 07-11337(KG).
     Key provisions of the Company’s Plan, as filed with the Bankruptcy Court, include: (i) full payment (with interest, if applicable) of approved creditors’ claims as allowed on the effective date of the Plan, (ii) full payment (with interest, if applicable) of all claims subject to pending litigation (if, when and to the extent the courts allow such claims), and (iii) distributions to equity holders. The Plan allows the Company to focus its efforts on the development, sales and support of its UNIX and mobile technologies. The Plan also provides for the establishment of a new board of directors as well as the appointment of a new Chief Executive Officer on its effective date. The Plan is subject to, among other conditions, Bankrupcty Court approval. A hearing for approval of the Disclosure Statement is scheduled before the Bankruptcy Court on April 2, 2008.
A copy of the press release announcing the filing of the Plan is attached hereto as Exhibit 99.1.
A copy of the Plan and the Disclosure Statement are available on the Company’s website at http://sco.com/company/news/invest/reorg_plan.html.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following items are filed as exhibits to this report:

99.1	Press Release, dated March 4, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 4, 2008

THE SCO GROUP, INC.

By: Name:	/s/ Kenneth R. Nielsen Kenneth R. Nielsen
Title:	Chief Financial Officer